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                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                           COLLECTION PERIOD: MAY 2000


DISTRIBUTION DATE:
                06/20/00
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STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                            Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                                  Amounts
                                                                                                           ----------------------
    (i)    Principal Distribution
           ----------------------
                Class A-1                                                                      $0.00             $0.000000
                Class A-2                                                             $41,268,383.88            $81.236976
                Class A-3                                                                      $0.00             $0.000000
                Class A-4                                                                      $0.00             $0.000000
                Class B Amount                                                                 $0.00             $0.000000

   (ii)    Interest Distribution
           ---------------------
                Class A-1                                                                      $0.00             $0.000000
                Class A-2                                                                $201,895.91             $0.397433
                Class A-3                                                              $1,892,000.00             $4.300000
                Class A-4                                                              $1,051,830.00             $4.350000
                Class B Amount                                                           $382,415.48             $4.683333

   (iii)   Monthly Servicing Fee                                                         $674,815.55
           ---------------------
                Monthly Supplemental Servicing Fee                                             $0.00

   (iv)    Class A-1 Principal Balance (end of Collection Period)                              $0.00
           Class A-1 Pool Factor (end of Collection Period)                                0.000000%
           Class A-2 Principal Balance (end of Collection Period)                      $5,055,724.78
           Class A-2 Pool Factor (end of Collection Period)                                0.995221%
           Class A-3 Principal Balance (end of Collection Period)                    $440,000,000.00
           Class A-3 Pool Factor (end of Collection Period)                              100.000000%
           Class A-4 Principal Balance (end of Collection Period)                    $241,800,000.00
           Class A-4 Pool Factor (end of Collection Period)                              100.000000%
           Class B Principal Balance (end of Collection Period)                       $81,654,551.40
           Class B Pool Factor (end of Collection Period)                                100.000000%

    (v)    Pool Balance (end of Collection Period)                                   $768,510,276.18

   (vi)    Interest Carryover Shortfall
           ----------------------------
                Class A-1                                                                      $0.00             $0.000000
                Class A-2                                                                      $0.00             $0.000000
                Class A-3                                                                      $0.00             $0.000000
                Class A-4                                                                      $0.00             $0.000000
                Class B                                                                        $0.00             $0.000000
           Principal Carryover Shortfall
           -----------------------------
                Class A-1                                                                      $0.00             $0.000000
                Class A-2                                                                      $0.00             $0.000000
                Class A-3                                                                      $0.00             $0.000000
                Class A-4                                                                      $0.00             $0.000000
                Class B                                                                        $0.00             $0.000000

  (vii)    Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                        $57,457,759.86
                Class B Amount                                                                 $0.00

 (viii)    Aggregate Purchase Amount of Receivables repurchased by the Seller
                                   or the Servicer                                    $29,391,364.42


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